Exhibit 99.1

AT THE COMPANY
Brenda Abuaf, Director of Shareholder Services

(800) 831-4826

CHARTERMAC ENTERS INTO A 10B5-1 PLAN FOR SHARE REPURCHASES

NEW YORK, Jun 16, 2006 (BUSINESS WIRE) -- CharterMac (the "Company") (NYSE:CHC) today announced that, in connection with its previously announced share repurchase program, the Company has entered into a Rule 10b5-1 trading plan (the "Plan") to facilitate the repurchase of its common shares.

The Plan allows CharterMac to repurchase its common shares at times when the Company would ordinarily be restricted from repurchasing securities due to mandatory or self-imposed trading blackout periods. The Plan will commence at the end of June.

"CharterMac's newly adopted 10b5-1 plan will enable us to execute our common share repurchase initiatives without interruption," said Marc D. Schnitzer, Chief Executive Officer and President of CharterMac. "We believe that our common shares have been trading at a significant discount over the past several months and therefore share repurchases provide a compelling return profile and an efficient use of our capital."

About the Company

CharterMac, through its subsidiaries, is one of the nation's leading full-service real estate finance companies. CharterMac offers capital solutions to developers and owners of multifamily and commercial real estate throughout the country and quality investment products to institutional and retail investors. For more information, please visit CharterMac's website at http://www.chartermac.com or contact the Investor Relations Department directly at 800-831-4826.

Certain statements in this document may constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are detailed in CharterMac's most recent Annual Report on Form 10-K and in its other filings with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this document. CharterMac expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in CharterMac's expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

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